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                                                                EXHIBIT 10.21(b)

                           ATMOS ENERGY CORPORATION
                     CHANGE IN CONTROL SEVERANCE AGREEMENT

                                    TIER I


     THIS AGREEMENT made and entered into as of ____________, 199___, by and between ATMOS ENERGY CORPORATION, a Texas and Virginia corporation (the "Company"), and _______________________("Executive").

                             W I T N E S S E T H:

     WHEREAS, the Company recognizes that the current business environment makes it difficult to attract and retain highly qualified executives unless a certain degree of security can be offered to such individuals against organizational and personnel changes which frequently follow Changes in Control (as defined below) of a corporation; and

     WHEREAS, even rumors of acquisitions or mergers may cause executives to consider major career changes in an effort to assure financial security for themselves and their families; and

     WHEREAS, the Company desires to assure fair treatment of its key executives in the event of a Change in Control and to allow them to make critical career decisions without undue time pressure and financial uncertainty, thereby increasing their willingness to remain with the Company notwithstanding the outcome of a possible Change in Control transaction; and

     WHEREAS, the Company recognizes that its key executives will be involved in evaluating or negotiating any offers, proposals or other transactions which could result in Changes in Control of the Company and believes that it is in the best interest of the Company and its stockholders for such key executives to be in a position, free from personal financial and employment considerations, to be able to assess objectively and pursue aggressively the interests of the Company and its stockholders in making these evaluations and carrying on such negotiations; and

     WHEREAS, the Board of Directors of the Company (the "Board") believes it is essential to provide the Executive with compensation arrangements upon a Change in Control which provide the Executive with individual financial security and which are competitive with those of other corporations, and in order to accomplish these objectives, the Board has caused the Company to enter into this Agreement.
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     NOW, THEREFORE, in consideration of the mutual premises and conditions contained herein, the parties hereto agree as follows:

     1. TERM. This Agreement shall be effective immediately upon its execution, but, anything in this Agreement to the contrary notwithstanding, neither this Agreement nor any of its provisions shall be operative unless and until there has been a Change in Control of the Company, as such term is defined below. The term of this Agreement shall end on the third anniversary of the date of execution of this Agreement; provided, however, that commencing on the date one year after the date hereof, and on each annual anniversary of such date (such date and each annual anniversary thereof is hereinafter referred to as the "Renewal Date"), the term of this Agreement shall be automatically extended so as to terminate three years from such Renewal Date, unless at least thirty (30) days prior to the Renewal Date the Company shall give written notice that the term of the Agreement shall not be so extended; and provided, further, that after a Change in Control of the Company during the term of this Agreement, this Agreement shall remain in effect until three years after the Change in Control or until all of the obligations of the parties hereunder are satisfied, whichever occurs later.

     2.  CHANGE IN CONTROL.

         2.1 Change of Control Events. For purposes of this Agreement, a "Change in Control" of the Company shall be deemed to have occurred if:

         (a) Any "Person" (as defined in Section 2.2(a) below), other than (1) the Company or any of its subsidiaries, (2) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (3) an underwriter temporarily holding securities pursuant to an offering of such securities, or (4) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the "beneficial owner" (as defined in Section 2.2(b) below), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its Affiliates) representing 33-1/3% or more of the combined voting power of the Company's then outstanding securities, or 33-1/3% or more of the then outstanding common stock of the Company, excluding any Person who becomes such a beneficial owner in connection with a transaction described in subparagraph (c)(1) below.

         (b) During any period of two consecutive years (the "Period"), individuals who at the beginning of the Period constitute the Board of Directors of the Company and any "new director" (as defined in Section 2.2(c) below) cease for any reason to constitute a majority of the Board of Directors.

         (c) There is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, except if:

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             (1) the merger or consolidation would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least sixty percent (60%) of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; or

             (2) the merger or consolidation is effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its Affiliates of a business) representing 60% or more of the combined voting power of the Company's then outstanding securities;

         (d) The shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by the stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

         2.2  Definitions.  For purposes of Section 2.1 above,

         (a) "Person" shall have the meaning given in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") as modified and used in Sections 13(d) and 14(d) of the Exchange Act.

         (b) "Beneficial owner" shall have the meaning provided in Rule 13d-3 under the Exchange Act.

         (c) "New director" shall mean an individual whose election by the Company's Board of Directors or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the Period or whose election or nomination for election was previously so approved or recommended. However, "new director" shall not include a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation relating to the election of directors of the Company.

         (d) "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

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     3.  TERMINATION OF EMPLOYMENT FOLLOWING CHANGE IN CONTROL.  If any of the
events described in Section 2.1 constituting a Change in Control of the Company shall have occurred, the Executive shall be entitled to the benefits provided in
Section 4 upon the subsequent termination of his employment, provided that such termination occurs within three years after a Change in Control of the Company, unless such termination is (a) because of his death, his "Disability," or "Retirement" (as defined in Section 3.1), (b) by the Company for "Cause" (as defined in Section 3.2), or (c) by Executive other than for "Constructive Termination" (as defined in Section 3.3) (any such termination qualifying for benefits under Section 4 hereof being sometimes referred to herein as "CIC Termination").

     If Executive's employment with the Company is terminated by the Company for any reason other than for "Cause" prior to the date on which a Change in Control occurs (whether or not the Change in Control ever occurs), and such termination either (1) was at the request or direction of a person who has entered into an agreement with the Company, the consummation of which would constitute a Change in Control, or (2) was otherwise in connection with or in anticipation of a Change in Control (whether or not the Change in Control ever occurs), then for all purposes hereof, such termination shall be deemed to have occurred immediately following a Change in Control.

         3.1 Disability; Retirement. The Executive's employment shall be terminated due to "Disability" if the Executive is qualified for disability benefits under the Atmos Energy Corporation Long-Term Disability Plan, as in effect from time to time, or, if no such Long-Term Disability Plan is then in existence, if because of ill health, physical or mental disability or any other reason beyond his control, the Executive is unable to perform his duties of employment for a period of six (6) continuous months, as determined in good faith by the Company.

         Termination by the Executive of his employment based on "Retirement" shall mean termination in accordance with the Company's retirement policy generally applicable to its salaried employees, or in accordance with any retirement arrangement established with Executive's consent with respect to him.

         3.2 Cause. For the purposes of this Agreement, the Company shall have "Cause" to terminate Executive's employment hereunder upon (1) the willful and continued failure by Executive to substantially perform his duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to Executive by the Board which specifically identifies the manner in which the Board believes that he has not substantially performed his duties, or
(2) the willful engaging by Executive in conduct materially and demonstrably injurious to the Company, monetarily or otherwise. For purposes of this Section 3.2, no act, or failure to act, on Executive's part shall be considered "willful" if, in the Executive's sole judgment, his action or omission was done, or omitted to be done, in good faith and with a reasonable belief that his action or omission was in the best interest of the Company. Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for Cause unless and until

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there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire authorized membership of the Board at a meeting of the Board called and held for the purpose (after reasonable notice to Executive and an opportunity for Executive, together with counsel, to be heard before the Board), finding that in the good faith opinion of the Board Executive was guilty of conduct set forth above in clause (1) or (2) of the first sentence of this Section 3.2, and specifying the particulars thereof in detail.

         3.3 Constructive Termination. For purposes of this Agreement, "Constructive Termination" shall mean:

         (a) Without his express written consent, the assignment to Executive of any duties inconsistent with his positions, duties, responsibilities and status with the Company immediately prior to a Change in Control, or a change in his reporting responsibilities, titles or offices as in effect immediately prior to a Change in Control, or any removal of Executive from or any failure to re-elect Executive to any of such positions, except in connection with the termination of his employment for Cause, death, Disability or Retirement or termination of employment by Executive for reasons other than Constructive Termination;

         (b) A reduction by the Company in Executive's base salary as in effect on the date of a Change in Control or as the same may be increased from time to time thereafter;

         (c) A reduction by the Company in the bonus payable to Executive in any year below a percentage of Executive's then base salary equal to the average percentage of Executive's base salary represented by the bonuses received by Executive for the three (3) years (or, if shorter, the years of Executive's employment by the Company) immediately preceding the year in which a Change in Control occurs as percentages of his base salaries in each of such three (3) years (or shorter number of years). By way of example, but not in limitation of the provisions of this paragraph (c), assume a Change in Control occurs in 1998, and Executive received bonuses for each of 1995, 1996 and 1997 as follows: 30% of his base salary for 1995; 50% of his base salary for 1996; and 50% of his base salary for 1997. If Executive receives a bonus for 1998 which is less than 43.33% of his 1998 base salary, Executive may terminate his employment for "Constructive Termination" under this Section 3.3. If Executive was only employed during 1996 and 1997, using the same facts as recited herein, Executive may terminate his employment for "Constructive Termination" if his 1998 bonus was less than 50% of his 1998 base salary;

         (d) The Company's requiring Executive to be based anywhere other than either the Company's offices at which he was based immediately prior to a

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     Change in Control or the Company's offices which are no more than seventy-
     five (75) miles from the offices at which the Executive was based immediately prior to a Change in Control, except for required travel on the Company's business to an extent substantially consistent with his business travel obligations immediately prior to the Change in Control (excluding, however, any travel obligations prior to the Change in Control that are associated with or caused by the Change in Control events or circumstances), or, in the event Executive consents to any relocation beyond such seventy-five-mile radius, the failure by the Company to pay (or reimburse Executive) for all reasonable moving expenses incurred by him relating to a change of his principal residence in connection with such relocation and to indemnify Executive against any loss (defined as the difference between the actual sale price of such residence and the higher of (a) his aggregate investment in such residence or (b) the fair market value of such residence as determined by a real estate appraiser designated by Executive and reasonably satisfactory to the Company) realized on the sale of Executive's principal residence in connection with any such change of residence;

         (e) The failure by the Company to continue in effect any benefit or compensation plan (including but not limited to any stock option plan, pension plan, deferred compensation plan, life insurance plan, health and accident plan or disability plan) in which Executive is participating at the time of a Change in Control of the Company (or plans providing substantially similar benefits), the taking of any action by the Company which would adversely affect Executive's participation in, payment from, or materially reduce his benefits under any of such plans or deprive him of any material fringe benefit enjoyed by him at the time of the Change in Control, or the failure by the Company to provide Executive with the number of days of paid time off to which he is then entitled on the basis of years of service with the Company in accordance with the Company's normal paid time off or vacation policy in effect immediately prior to the Change in Control;

         (f) Any failure of the Company to obtain the assumption of, or the agreement to perform, this Agreement by any successor as contemplated in
     Section 5;

         (g) Any purported termination of Executive's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of
     Section 3.4 (and, if applicable, Section 3.2); and for purposes hereof, no such purported termination shall be effective; or

         (h) The failure of the Company otherwise to honor all the terms and provisions of this Agreement.

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For purposes of this Section 3.3, any good faith determination of "Constructive
Termination" made by the Executive shall be conclusive and binding on the parties.

         3.4 Notice of Termination. Any termination pursuant to the foregoing provisions of this Section (including termination due to Executive's death) shall be communicated by written Notice of Termination to the other party hereto. For purposes hereof, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision herein relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated. In the event that Executive seeks to terminate his employment with the Company pursuant to Section 3.3, he must communicate his written Notice of Termination to the Company within sixty (60) days of being notified of such action or actions by the Company which constitute Constructive Termination.

         3.5 Date of Termination. "Date of Termination" shall mean (i) if this Agreement is terminated for Disability, thirty (30) days after Notice of Termination is given (provided that Executive shall not have returned to the performance of his duties on a full-time basis during such thirty (30)-day period); (ii) if Executive's employment is terminated pursuant to Section 3.3, the date specified in the Notice of Termination; and (iii) if Executive's employment is terminated for any other reason, the date on which a Notice of Termination is given.

     4.  COMPENSATION UPON TERMINATION.

         4.1 Termination Without Cause or for Constructive Termination. If Executive suffers a CIC Termination, then, subject to Section 4.2, Executive shall be entitled, if such CIC Termination occurred within three (3) years of a Change in Control, to the following benefits:

         (a) The Company shall pay to Executive as severance pay in one lump sum not later than the tenth (10th) day following the Date of Termination, an amount equal to the product of (i) the Executive's Total Compensation (as defined below) multiplied by (ii) the number two and one-half (2.5).

     For purposes of this Section 4.1(a), the Executive's "Total Compensation" shall mean the annual base salary being paid to the Executive at the Date of Termination plus the Executive's "Average Bonus." The Executive's "Average Bonus" shall mean the greater of (i) the bonus or incentive award pursuant to any annual performance bonus or incentive compensation plan of the Company (the "Bonus") last paid or awarded to Executive immediately prior to his Date of Termination, or (ii) the average of the highest three Bonuses (whether or not consecutive) paid or awarded to Executive.

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         (b) The Company shall continue to provide Executive with (i) all medical, dental, vision, accident, and other health benefits, (ii) life insurance benefits, and (iii) disability benefits equal to or economically equivalent to the benefits in effect for Executive at the time of the Change in Control, and the Company shall provide such benefits at the same cost to Executive as the cost, if any, charged to Executive for those benefits prior to termination of employment. The Company shall provide the foregoing benefits until three (3) years from Executive's Date of Termination.

         4.2 Gross-Up Payment. In the event it shall be determined that any payment, distribution, or benefits of any type by the Company to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (the "Total Payments"), would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are collectively referred to as the "Excise Tax"), then Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by Executive of all taxes (including additional excise taxes under said Section 4999, and any interest and penalties imposed with respect to any taxes) imposed upon the Gross-Up Payment, Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Total Payments. The Company shall pay the Gross-Up Payment to Executive within thirty (30) business days after Executive's termination of employment.

         4.3 Determination By Accountant. All determinations required to be made under this Section 4, including whether a Gross-Up Payment is required and the amount of such Gross-Up Payment, shall be made by the independent accounting firm retained by the Company on the date of Change in Control (the "Accounting Firm"), which shall provide detailed supporting calculations both to the Company and Executive within fifteen (15) business days of the Termination Date, if applicable, or such earlier time as is requested by the Company. If the Accounting Firm determines that no Excise Tax is payable by Executive, it shall furnish Executive with an opinion that he has substantial authority not to report any Excise Tax on his federal income tax return. Any determination by the Accounting Firm shall be binding upon the Company and Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to
Section 4.4 and Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of Executive.

         4.4 Notification Required. The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten (10) business days after Executive knows of such claim and

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shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. Executive shall not pay such claim prior to the expiration of the thirty-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies Executive in writing prior to the expiration of such period that it desires to contest such claim, Executive shall:

         (a) give the Company any information reasonably requested by the Company relating to such claim,

         (b) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

         (c) cooperate with the Company in good faith in order to effectively contest such claim,

         (d) permit the Company to participate in any proceedings relating to such claim, provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold Executive harmless, on an after-tax basis, for any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 4.4, the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct Executive to pay the tax claimed and sue for a refund, or contest the claim in any permissible manner, and Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to Executive, on an interest-free basis and shall indemnify and hold Executive harmless, on an after-tax basis, from any Excise Tax or income tax, including interest or penalties with respect thereto, imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

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         4.5 Repayment. If, after the receipt by Executive of an amount advanced by the Company pursuant to Section 4.4, Executive becomes entitled to receive any refund with respect to such claim, Executive shall (subject to the Company's complying with the requirements of Section 4.4) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by Executive of an amount advanced by the Company pursuant to Section 4.4, a determination is made that Executive shall not be entitled to any refund with respect to such claim and the Company does not notify Executive in writing of its intent to contest such denial of refund prior to the expiration of thirty (30) days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

         4.6 Mitigation or Set-off of Amounts Payable Hereunder. Executive shall not be required to mitigate the amount of any payment provided for in this
Section 4 by seeking other employment or otherwise, nor shall the amount of any payment provided for in this Section 4 be reduced by any compensation earned by Executive as the result of employment by another employer after the Date of Termination, or otherwise. The Company's obligations hereunder also shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against Executive.

     5.  SUCCESSORS; BINDING AGREEMENT.

         5.1 Successors of the Company. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if there had been a Change in Control but no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach hereof. As used herein, the "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 5 or which otherwise becomes bound by all the terms and provisions hereof by operation of law.

         5.2 Executive's Heirs, etc. This Agreement shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Executive should die while any amounts would still be payable to him hereunder as if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms hereof to his designee or, if there be no such designee, to his estate.

     6. NOTICE. For the purposes hereof, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when

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delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed to the Company at its principal place of business and to Executive at his address as shown on the records of the Company, provided that all notices to the Company shall be directed to the attention of the Chief Executive Officer of the Company with a copy to the Secretary of the Company, or to such other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

     7. MISCELLANEOUS. No provisions hereof may be amended, modified, waived or discharged unless such amendment, waiver, modification or discharge is agreed to in writing signed by Executive and such officer as may be specifically designated by the Board (which shall in any event include the Company's Chief Executive Officer). No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision hereof to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly herein.

     8. VALIDITY. The invalidity or unenforceability of any provisions hereof shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

     9. NON-EXCLUSIVITY OF RIGHTS. Nothing herein shall prevent or limit the Executive's continuing or future participation in any benefit, bonus, incentive or other plans, practices, policies or programs provided by the Company and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any stock option or other agreements with the Company. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, practice, policy or program of the Company at or subsequent to the Date of Termination shall be payable in accordance with such plan, practice, policy or program. Notwithstanding the foregoing provisions of this Section 9, this Agreement contains the entire agreement of the parties regarding the change in control severance benefits provided for herein and shall supersede and replace any change in control severance agreements previously entered into by the parties, and by execution of this Agreement, the parties understand and agree that any other such agreement shall be and become null and void.

     10. LEGAL EXPENSES. The Company agrees to pay, upon written demand therefor by Executive, all legal fees and expenses which Executive may reasonably incur as a result of any dispute or contest (regardless of the outcome thereof) by or with the Company or others regarding the validity or enforceability of, or liability under, any provision hereof (including as a result of any contest about the amount of any payment pursuant to Section 4.2), plus in each case interest at the "applicable Federal rate" (as defined in Section 1274(d) of the Code). In any such action brought by Executive for damages or to enforce any provisions hereof, he shall be entitled to seek both legal and equitable relief and remedies,

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including, without limitation, specific performance of the Company's obligations hereunder, in his sole discretion.

     11. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     12. GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Texas.

     13. CAPTIONS AND GENDER. The use of captions and Section headings herein is for purposes of convenience only and shall not effect the interpretation or substance of any provisions contained herein. Similarly, the use of the masculine gender with respect to pronouns herein is for purposes of convenience and includes either sex who may be a signatory.

     IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the day and year first above written.


                              ATMOS ENERGY CORPORATION



                              By:
                                  --------------------------------
                                  Name:
                                  Title:


                              EXECUTIVE



                              ------------------------------------

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